UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 16, 2010
Date of report (Date of earliest event reported)

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Board of Directors (the "Board") of Trio-Tech International, Inc. (the “Company”) elected Victor Ting to the Board of Directors of the Company to fill a vacancy thereon.  His election became effective as of September 17, 2010. Mr. Ting was not appointed to any committees, and it is not anticipated that Mr. Ting will serve on any committees, of the Board of Directors.

Mr. Ting, age 55, is the Company’s Vice-President and Chief Financial Officer. Mr. Ting first joined the Company as the Financial Controller for the Company’s Singapore subsidiary in 1980.  He was promoted to the level of Business Manager from 1985-1989.  In December 1989 he became the Director of Finance and Sales & Marketing and later, the General Manager of the Singapore subsidiary.  Mr. Ting was elected Vice-President and Chief Financial Officer of the Company in November 1992.  Mr. Ting holds a Bachelor of Accountancy Degree and Masters Degree in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      September 20, 2009

TRIO-TECH INTERNATIONAL

By: /s/ VICTOR H.M. TING
Victor H.M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)